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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM 8-K

                                   ---------

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                January 22, 2004


                         REGIONS FINANCIAL CORPORATION
              (Exact Name of Company as specified in its charter)



                                    Delaware
                            (State of Incorporation)

         0-6159                                               63-0589368
(Commission File Number)                                    (IRS Employer
                                                         Identification Number)


                417 North 20th Street, Birmingham, Alabama 35203
                    (Address of Principal Executive Offices)


                Company's telephone number, including area code:
                                 (205) 944-1300


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ITEM 5.  OTHER EVENTS.

         MERGER AGREEMENT

         On January 23, 2004, Regions Financial Corporation, a Delaware corporation (the "Company"), and Union Planters Corporation, a Tennessee corporation ("Union Planters"), announced that they had entered into a definitive Agreement and Plan of Merger, dated as of January 22, 2004 (the "Merger Agreement"), pursuant to which the Company and Union Planters will each be merged with and into a newly-formed holding company to be organized under Delaware law ("Newco"), with Newco as the surviving entity. Upon the completion of the transactions contemplated by the Merger Agreement, each share of the Company's common stock issued and outstanding will be converted into the right to receive 1.2346 shares of Newco common stock, and each share of Union Planters' common stock issued and outstanding will be converted into the right to receive 1 share of Newco common stock. The combined enterprise will be known as Regions Financial Corporation from and after the closing. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated by reference herein.

         POSSIBLE SHARE REPURCHASES

         The Merger Agreement permits both the Company and Union Planters to continue to repurchase their own shares in accordance with previously announced repurchase plans. The Company has been authorized by its board of directors to repurchase approximately 12.6 million shares of Company common stock. As of January 22, 2004, the Company had repurchased approximately 1.4 million shares of Company common stock. Subject to market conditions, the Company may in the future from time to time bid for or repurchase shares of its common stock.

         Union Planters has advised the Company that (i) Union Planters has been authorized by its board of directors to repurchase shares of its common stock from time to time, and has remaining authorization from its board of directors to repurchase approximately 24.7 million shares of Union Planters' common stock,
(ii) in addition, in connection with settling an accelerated share repurchase program completed in December 2003, the counterparty to that program is expected to purchase approximately 1.5 million shares of Union Planters common stock under Union Planters' direction, and (iii) subject to market conditions, Union Planters may in the future from time to time bid or repurchase shares of its common stock, including in connection with other accelerated share repurchase programs.


                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    REGIONS FINANCIAL CORPORATION



                                    By: /s/ Carl E. Jones, Jr.
                                        ---------------------------------------
                                    Name: Carl E. Jones, Jr.
                                    Title: Chairman of the Board, President,
                                           and Chief Executive Officer


Date: January 29, 2004


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                               INDEX TO EXHIBITS


EXHIBIT NO.         EXHIBIT

   2.1      Agreement and Plan of Merger by and between Union Planters Corporation and Regions Financial Corporation, dated as of January 22, 2004.